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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            800 Travel Systems, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                      59-3343338
----------------------------------------                 ------------------
(State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

4802 Gunn Highway, Suite 140, Tampa, Florida                    33624
--------------------------------------------                  ---------
(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration    If this form relates to the registration
of a class of debt securities and is        of a class of debt securities and is to
effective upon filing pursuant to General   become effective simultaneously with the
Instruction A(c)(1) please check the        effectiveness of a concurrent
following box:  [ ]                         registration statement under the
                                            Securities Act of 1933 pursuant to
                                            General Instruction A(c)(2) please check
                                            the following box:  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered
          -------------------           ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

 o   Common Stock, par value $.01 per share
 o   Warrants to Purchase Common Stock
 o   Representative's Warrants to Purchase Common Stock

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

                 The information appearing under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2, as amended ("SB-2 Registration Statement"), filed with the Securities and Exchange Commission, File No. 333-28237, is incorporated herein by this reference.


Item 2.          Exhibits.

         II. The securities described herein are to be registered on the Boston Stock Exchange, on which no other securities of the Registrant are registered. Accordingly, the following documents required in accordance with Part II to the Instructions as to Exhibits on Form 8-A have been duly filed with the Boston Stock Exchange:

                 Registrant's Registration Statement on Form SB-2 (File No. 333-28237).

                 (a) Proposed Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference from Exhibit 3.1 to the SB-2 Registration Statement.

                 (b) Proposed Form of Amended and Restated By-laws of the Registrant, incorporated by reference from Exhibit
                          3.2 to the SB-2 Registration Statement.

                 (c) Form of Common Stock Certificate, incorporated by reference from Exhibit 4.1 to the SB-2 Registration Statement.

                 (d) Form of Warrant Certificate and Warrant Agreement, incorporated by reference from Exhibit 4.2 to the SB-2 Registration Statement.
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                                   SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                       800 Travel Systems, Inc.



                                       By :   /s/ Mark D. Mastrini
                                           ----------------------------------
                                           Mark D. Mastrini
                                           President,
                                           Chief Operating Officer and Director